Exhibit 15.1

Letter Regarding Unaudited Interim Financial Information

Board of Directors and Shareholders

STERIS Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the STERIS Corporation Deferred Compensation Plan of our report dated August 8, 2006 relating to the unaudited consolidated interim financial statements of STERIS Corporation and subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2006.

/s/ Ernst & Young LLP

Cleveland, Ohio

September 1, 2006